Exhibit 10.1

FOUR OAKS BANK & TRUST COMPANY DEATH BENEFIT ONLY PLAN

ARTICLE VIII—MISCELLANEOUS		5
8.1	Amendment, Suspension or Termination of Plan	5
8.2	Unfunded Agreement	5
8.3	Unsecured General Creditor	5
8.4	Nonassignability	5
8.5	Not a Contract of Employment	5
8.6	Successors	6
8.7	Governing Law	6
8.8	Validity	6
8.9	Captions	6
8.10	Notice	6
8.11	Entire Agreement	6
SCHEDULE A
Participation Agreement
SCHEDULE B
Beneficiary Designation

FOUR OAKS BANK & TRUST COMPANY
DEATH BENEFIT ONLY PLAN
ARTICLE I—PURPOSE
The purpose of this Death Benefit Only Plan (the "Plan") is to provide death benefits to the beneficiaries of certain select employees of Four Oaks Bank & Trust Company ("Employer").
ARTICLE II—DEFINITIONS
2.1      Beneficiary
"Beneficiary" means the person, persons or entity entitled to receive Plan benefits upon a Participant's death pursuant to Article IV of the Plan.
2.2      Board
"Board" means the Board of Directors of Employer.
2.3      Committee
"Committee" means the Compensation Committee of the Board or a subcommittee thereof, or any other committee designated by the Board to administer this Plan.  The members of the Committee shall be appointed from time to time by and shall serve at the discretion of the Board.   If the Committee does not exist or cannot function for any reason, the Board may take any action under the Plan that would otherwise be the responsibility of the Committee, in which case references to the "Committee" shall be deemed to be references to the Board.
2.4      Effective Date

            "Effective Date" means January 1, 2017.
2.5      Eligible Executive
"Eligible Executive" means an executive of Employer selected by the Committee to participate in the Plan.
2.6      ERISA
"ERISA" means the Employee Retirement Income Security Act of 1974, as amended.
2.7      Participant
"Participant" means an Eligible Executive who meets the requirements of Article III.
2.8      Participation Agreement
"Participation Agreement" means the agreement filed with the Committee by the Eligible Executive on a form prescribed by the Committee that acknowledges assent to the terms of the Plan.
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2.9      Plan
"Plan" means this Four Oaks Bank & Trust Company Death Benefit Only Plan, as amended from time to time.
ARTICLE III—PARTICIPATION
3.1      Commencement of Participation
The Committee shall select the executives who are eligible to participate in the Plan. In no event shall an Eligible Executive become a Participant in the Plan before completing a Participation Agreement and such other forms as are deemed necessary by the Committee as a condition to the purchase of life insurance on the life of the Eligible Executive by Employer.
Notwithstanding any other provision of this Plan, an Eligible Executive shall become a Participant only if life insurance on the life of such Eligible Executive can be purchased at a rate that is acceptable to the Committee. If an Eligible Executive cannot be insured at an acceptable rate, the Committee may determine in its sole discretion that the Eligible Executive shall not participate in the Plan. In the event of the Eligible Executive's suicide during the first two (2) years in the Plan, or if the Eligible Executive makes any material misstatement of information or non-disclosure of medical history, then no benefits shall be payable to the Eligible Executive under the Plan, except that benefits may be payable in a reduced amount in the sole discretion of the Administrator.
Participation for an Eligible Executive shall commence upon the date the life insurance policy purchased on the life of the Eligible Employee becomes effective.
3.2      Termination of Participation
A Participant's participation in the Plan will be terminated and benefits will not be paid under this Plan if any of the following occurs prior to the Participant's death:
(a)      The Participant's service with Employer is terminated prior to the date of his or her death;
(b)      The Plan is terminated by Employer prior to the date of Participant's death;
(c)      The life insurance policy on the Participant's life is not in force on the date of his or her death;
(d)      Employer becomes insolvent or declares bankruptcy prior to Participant's death; or
(e)      The Committee, at any time, in the Committee's discretion, removes a Participant or class of Participants from eligibility to participate in the Plan.
ARTICLE IV—BENEFITS
4.1      Death Benefit
In the event of a Participant's death prior to termination of participation described in Section 3.2 of the Plan, and provided Employer receives a death benefit from a life insurance policy on Participant's life, Employer shall pay to the deceased Participant's Beneficiary an amount noted in the Participation Agreement in a lump sum within sixty (60) days of the latest of Employer's (i) receiving reasonable documentation of the Participant's death, (ii) receiving the death benefit under the life insurance policy on Participant's life, and (iii) establishing the identification of the Beneficiary.  Employer shall be responsible for withholding any payroll taxes and income taxes due; however, the Beneficiary shall be responsible for the payment of any taxes due as a result of the payment.
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4.2      Insurance Policy and Proceeds
Neither the Participant nor the Beneficiary shall have any interest in any life insurance policy purchased by Employer, and all proceeds payable from any policy purchased on the Participant's life shall belong to Employer. Upon a participant's termination of participation described in Section 3.2 of the Plan, Employer shall have complete discretion to maintain, exchange, or terminate any policy on the life of the terminated Participant.
ARTICLE V—BENEFICIARIES
5.1      Designation
Each Participant shall have the right, at any time, to designate on a form provided by Employer, any person, persons or trust to receive the benefits provided under the Plan in the event of the Participant's death. Such Beneficiary designation shall become effective only when filed with Employer during the Participant's lifetime.
5.2      Changing a Beneficiary Designation
A Participant may revoke a Beneficiary designation by filing with Employer a new designation during the Participant's lifetime.
5.3      Absence of Valid Designation
If, upon the death of a Participant, there is no valid Beneficiary designation on file with Employer, the benefits shall be paid first to the Participant's spouse (as defined under state law), if living. If the Participant has no living spouse, the benefit shall be paid to the Participant's estate.
5.4      Incompetency; Minor
Every person receiving or claiming benefits under the Plan shall be conclusively presumed to be mentally competent and of age until the date on which Employer receives a written notice, in a form and manner acceptable to the Committee, that such person is incompetent or a minor, for whom a guardian or other person legally vested with the care of his or her person or estate has been appointed; provided, however, that if Employer shall find that any person to whom a benefit is payable under the Plan is unable to care for his or her affairs because of incompetency, or is a minor, any payment due (unless a prior claim therefore shall have been made by a duly appointed legal representative) may be paid to the spouse, a child, a parent or a brother or sister, or to any person or institution deemed by Employer to have incurred expense for such person otherwise entitled to payment. To the extent permitted by law, any such payment so made shall be a complete discharge of liability under the Plan.
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ARTICLE VI—ADMINISTRATION
6.1      Administration
The Plan shall be administered by the Committee, which shall have full and exclusive discretionary power to make, interpret and enforce all appropriate rules and regulations for the administration of the Plan and to decide or resolve any and all questions arising under this Plan.
6.2      Named Fiduciary
Employer shall be the named fiduciary under this Plan. As named fiduciary, Employer shall be responsible for and have the authority to manage the operation and administration of the Plan and shall be responsible for establishing and carrying out a funding policy and method consistent with the objectives of this Plan. The named fiduciary may delegate to others certain aspects of the management and operation responsibilities of the Plan including the employment of advisors and the delegation of any ministerial duties to qualified individuals.
6.3      Indemnity of Committee
Employer shall, and hereby does, indemnify and hold harmless the Committee against any and all claims, loss, damage, expense or liability arising from any action or failure to act with respect to this Plan, except in the case of gross negligence or willful misconduct.
ARTICLE VII—CLAIMS PROCEDURES
7.1      Claims Procedure
(a)      Any person claiming a benefit, requesting an interpretation or ruling under this Plan, or requesting information under this Plan shall present the request in writing to Employer, which shall respond in writing within a reasonable period of time, but not later than ninety (90) days after receipt of the request.
(b)      Denial of Claim.  If the claim or request is denied, the written notice of denial shall state:
(i)      The reason for denial, with specific reference to the provisions in the Plan on which the denial is based;
(ii)      A description of any additional material or information required and an explanation of why it is necessary; and
(iii)      An explanation of the Plan's claims review procedure.
(c)      Review of Claim.  Any person whose claim or request is denied may request a review by notice given to Employer within sixty (60) days following receipt of notification of the adverse determination. The claim or request shall be reviewed by Employer which may, but shall not be required to, grant the claimant a hearing. On review, the claimant may have representation, examine pertinent documents, and submit issues and comments in writing.
(d)      Final Decision.  The decision on review shall normally be made within sixty (60) days. If an extension of time is required for a hearing or other special circumstances, the claimant shall be notified within such sixty (60) day period of an extension which shall not be for more than an additional sixty (60) days.  Employer's decision shall be delivered in writing to the claimant and shall state the reason and the relevant provisions in the Plan for the decision. All decisions on review shall be final and bind all parties concerned.
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ARTICLE VIII—MISCELLANEOUS
8.1      Amendment, Suspension or Termination of Plan
The Board may, in its sole discretion, amend, terminate or suspend this Plan at any time in whole or in part. Any amendment may provide different benefits or amounts of benefits which may be greater than or lesser than those described in this Plan; provided, however that no termination, suspension or amendment shall adversely affect the benefits of any Beneficiary of a Participant who died prior to the adoption of such termination, suspension or amendment. Upon any amendment, termination, or suspension of the Plan, Employer shall have complete discretion to maintain, exchange, or terminate any policy on the life of any and all Participants or former Participants.
8.2      Unfunded Agreement
This Plan is an unfunded welfare benefit plan maintained primarily to provide death benefits for a select group of "management or highly compensated employees" within the meaning of Sections 201, 301, and 401 of ERISA, and therefore is exempt from the provisions of Parts 2, 3 and 4 of Title I of ERISA.  The Board may terminate the Plan and make no further benefit payments or remove certain employees as Participants if it is determined by the United States Department of Labor, a court of competent jurisdiction, or an opinion of counsel that the Plan constitutes an employee welfare benefit plan within the meaning of Section 3(1) of ERISA (as currently in effect or hereafter amended) which is not so exempt.
8.3      Unsecured General Creditor
Participants, Beneficiaries, heirs, successors and assigns shall have no legal or equitable rights, interest or claims in any property or assets of Employer, nor shall they be beneficiaries of, or have any rights, claims or interests in any life insurance policies, annuity contracts or the proceeds therefrom owned or which may be acquired by Employer. Such policies or other assets of Employer shall not be held under any trust for the benefit of or held in any way as collateral security for the fulfilling of the obligations of Employer under this Plan. Any and all of Employer's assets and policies shall be, and remain, the general unpledged, unrestricted assets of Employer. Employer's obligation under this Plan shall be that of an unfunded and unsecured promise of Employer to pay money in the future.
8.4      Nonassignability
Neither the Participant nor any other person shall have any right to commute, sell, assign, transfer, hypothecate or convey in advance of actual receipt the amounts, if any, payable under this Plan, which are, and all rights to which are, expressly declared to be unassignable and non-transferable. No part of the amounts payable shall, prior to actual payment, be subject to seizure or sequestration for the payment of any debts, judgments, alimony or separate maintenance owed by a Participant or any other person, nor be transferable by operation of law in the event of a Participant's or any other person's bankruptcy or insolvency.
8.5      Not a Contract of Employment
The terms and conditions of this Plan shall not be deemed to constitute a contract of employment between Employer and the Participant.
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8.6      Successors
The rights and obligations of Employer under this Plan shall inure to the benefit of, and shall be binding upon, the successors and assigns of Employer.
8.7      Governing Law
The provisions of the Plan shall be construed and interpreted according to the laws of the state of North Carolina except as preempted by ERISA.
8.8      Validity
If any provision of this Plan is held illegal, invalid or unenforceable, the remaining provisions shall nonetheless be enforceable according to their terms. Further, in the event that any provision is held to be overbroad as written, such provision shall be deemed amended to narrow its application to the extent necessary to make the provision enforceable according to law and enforced as amended.
8.9      Captions
The captions of the articles, sections and paragraphs of this Plan are for convenience only and shall not control or affect the meaning or construction of any of its provisions.
8.10      Notice
Any notice or filing required or permitted to be given to Employer under the Plan shall be sufficient if in writing and hand delivered, or sent by registered or certified mail to the Committee or the Secretary of Employer. Such notice shall be deemed given as of the date of delivery, or if delivery is made by mail, as of the date shown on the postmark on the receipt for registration or certification.
8.11      Entire Agreement
This Plan sets forth the entire understanding with respect to the subject matter hereof and supersedes all prior oral or written representations, statements, understandings or agreements. No consent or waiver by Employer relating to one event shall apply to any subsequent event, or obligate Employer to grant any subsequent consent or waiver.
IN WITNESS WHEREOF, Employer has caused this Plan to be executed pursuant to resolution of the Board, by its duly authorized officer effective as of January 1, 2017.
FOUR OAKS BANK & TRUST COMPANY

By:	/s/ Deanna W. Hart
Deanna W. Hart
Executive Vice President
Chief Financial Officer
February 27, 2017

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SCHEDULE A
Four Oaks Bank & Trust Company
Death Benefit Only Plan
Participation Agreement
(Please Print or Type Information)
I, «Full_Name», hereby elect to participate, as of January 1, 2017 in the Four Oaks Bank & Trust Company Death Benefit Only Plan (the "Plan").
By electing to participate, I acknowledge that:
1.  Provided (i) I am employed by Four Oaks Bank & Trust Company ("Employer") on the date of my death; (ii) Employer is the beneficiary of a life insurance policy on my life on the date of my death; and (iii) Employer receives the death benefit from such life insurance policy, my Beneficiary will be entitled to receive a lump sum payment from Employer of ________s ($xxx,xxx).
2.  My Beneficiary will not be entitled to receive directly from an insurance company any of the proceeds of life insurance policies owned by Employer on my life.
3.  This Participation Agreement will not become effective unless and until a life insurance policy is issued to Employer on my life.
4.  Employer has the right, at any time, to surrender the Policy for its cash value, and neither I nor my Beneficiary have any interest whatsoever in the cash value. If the policy is surrendered, my participation in the Plan will terminate and no benefit will be payable to my Beneficiary.
5.  I may change my designated Beneficiary at any time and it will become effective when the change is filed with Employer.
Claim Procedure:  If you or your Beneficiary does not receive a benefit when due, you may file a claim in writing to Manager, Human Resources, Four Oaks Bank & Trust Company. For a copy of the Claim Procedure, please contact the Human Resources Manager at Four Oaks Bank & Trust Company.

Signature	Date

Accepted by Four Oaks Bank & Trust Company
By:
	Signature	Date

SCHEDULE A

SCHEDULE B
Four Oaks Bank & Trust Company
Death Benefit Only Plan
Beneficiary Designation
(Please Print or Type Information)
I, «Full_Name», hereby designate the following to receive amounts payable by reason of my death:

Information Concerning Primary Beneficiary

Street Address	Date of Birth*

City, State, Zip Code

*Will not be applicable for corporate trustee or in certain other cases.

Signature of Executive	Date

Print Name (Executive)

SCHEDULE B1

SAMPLE BENEFICIARY DESIGNATIONS
Estate	My estate.
One primary beneficiary	MARGARET H. ROE, my wife.
One primary; unnamed children as contingent	My wife, MARGARET H. ROE, if living at my death; if not then living, in equal shares to my children who are living at my death.
One primary; unnamed children and their children as contingent (Per Stirpes)	My wife, MARGARET H. ROE, if living at my death; if not then living, in equal shares to my children who are living and to the living children of any deceased child of mine.
One primary; estate as contingent	My wife, MARGARET H. ROE, if living at my death; if not then living, to my estate.
One primary; one contingent	My wife, MARGARET H. ROE, if living at my death; if not then living, to my son, JOHN ROE.
One primary; two contingent	My wife, MARGARET H. ROE, if living at my death; if not then living, in equal shares to my parents, NANCY ROE and JAMES ROE, as shall then be living.
Three or more primary; one contingent	In equal shares to my children, JOHN ROE, HAROLD ROE, and KATHERINE ROE, who are living at my death; should none then be living, to my wife, MARGARET H. ROE.
Unequal shares: show the amount to be paid to each beneficiary as a percentage or fraction and not as a specific dollar amount
40% to my wife, MARGARET H. ROE, 20% to JOHN ROE, my son, and 40% to NANCY ROE, my mother. If any of the primary beneficiaries are not living at the time of my death, his or her share shall be paid to XYZ CHARITY.

Bank as Trustee	The First National Bank, Middletown, Ohio, as Trustee under Trust Agreement dated May 1, 2000.*
One individual as Trustee	John Doe as Trustee under Trust Agreement dated May 1, 2000.*

*Title of trust may be changed to Deed of Trust, Declaration of Trust, Indenture of Trust, Trust Indenture, or similar title, as appropriate.
These sample designations are intended for informational purposes only and should not be construed as legal or tax advice and are not intended to replace the advice of a qualified attorney, or a tax and estate plan advisor. Please consult with your attorney or tax and estate plan advisor as your circumstances require.

SCHEDULE B2